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                                FIRST AMENDMENT

     This First Amendment pertains to the License Agreement "Cardiovascular System Identification" effective September 29, 1993, by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY and CAMBRIDGE HEART, INC. (hereinafter LICENSEE).

     WHEREAS, commercializing products based on the patents licensed by M.I.T. to LICENSEE in the above referenced License Agreement require additional non-licensed technology, in particular a noninvasive blood pressure device; and

     WHEREAS, such a device has not been commercially available from September, 1993 to March, 1998;

     The parties hereby agree to modify the above referenced License Agreement by deleting paragraphs 3.2(d) and 3.3 in their entirety and substituting therefor the following:

     3.2(d) LICENSEE and/or SUBLICENSEE shall have developed a working commercial prototype of a LICENSED PRODUCT and, if needed for commercial sale, shall have filed an application for premarket FDA approval before seven (7) years after the EFFECTIVE DATE of this License Agreement.

     3.3 LICENSEE and/or SUBLICENSEE shall make commercial sales of LICENSED PRODUCTS or LICENSED PROCESSEE at least according to the following schedule:

               2000                             $   50,000
               2001                             $  100,000
               2002                             $  250,000
               2003 and each year thereafter    $  500,000

     WHEREAS, both LICENSEE and the M.I.T. Technology Licensing Office have changed addresses, the parties agree to modify the above referenced License Agreement by deleting Article 14 in its entirety, and substituting therefor the following:

     Any payment, notice, or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

           In the case of M.I.T.:

           Director
           Technology Licensing Office
           Room NE25-230
           Massachusetts Institute of Technology
           77 Massachusetts Avenue
           Cambridge, MA  02139

           In the case of LICENSEE:

           President & C.E.O.
           Cambridge Heart, Inc.
           1 Oak Park Drive
           Bedford, MA  01730

     All other terms and conditions of the above referenced License Agreement remain unchanged and in full force and effect.

MASSACHUSETTS INSTITUTE OF             CAMBRIDGE HEART, INC.
TECHNOLOGY

By:       /s/ Lori Pressman            By:     /s/ Robert B. Palardy
-------------------------------------  --------------------------------
Name:     Lori Pressman                Name:   Robert B. Palardy
-------------------------------------  --------------------------------
Title:    Assistant Director           Title:  Vice President, Finance/
          Technology Licensing Office          Administration & CFO
-------------------------------------  --------------------------------
Date:     May 21, 1998                 Date:   March 30, 1998
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